Exhibit 10.11.4
AMENDMENT
TO THE WESTERN DIGITAL 401(k) PLAN
The Western Digital Corporation 401(k) Plan (hereinafter referred to as the “Plan”) is hereby amended effective September 12, 2007.
WHEREAS, Western Digital Corporation (“WDC”), and its subsidiaries and affiliates have engaged in certain corporate acquisitions involving Senvid, Inc, (“Senvid”) and Komag, Inc. (“Komag”); and
WHEREAS, pursuant to which such transactions, certain employees of Senvid and Komag have become employed by Employers as defined in the Plan; and
WHEREAS, WDC believes that immediate and full participation of such employees in the Plan is beneficial to those employees and desires to amend the Plan to facilitate such participation in the Plan; and
WHEREAS, while WDC believes that each Participant should make individual elections to direct such Participant’s investments in the Plan, WDC recognizes that some Participants may not make an investment election with respect to such Participant’s account in the Plan; and
WHEREAS, WDC believes it is in the best interest of Participants and desires to amend the Plan to provide for a default investment that includes a diversified, mixed retirement fund portfolio with a target date closest to the year the Participant will become sixty-five years of age.
NOW, THEREFORE, the Plan is hereby amended as follows:
Amendment
Provisions Relating to Certain Acquisitions
Exhibit A to the Plan is hereby amended by the addition of the following paragraphs:
Senvid
With respect to employees who were employees of Senvid, Inc. on July 17, 2007, and who became employees of an Employer on July 18, 2007:
     (a) Hours of Service for calculating Years of Eligibility Service and months of employment include all hours of employment with Senvid even if such hours were completed before July 18, 2007;
     (b) Hours of Service for calculating Years of Vesting Service include all hours of employment with Senvid even if such hours precede July 17, 2007;
     (c) Each such employee will become a participant on July 18, 2008;
     (d) Compensation will be limited to Compensation paid to an individual while he or she is a Participant.

Komag
With respect to employees who were employees of Komag, Inc. on September 5, 2007, and who became employees of an Employer on September 5, 2007:
     (a) Hours of Service for calculating Years of Eligibility Service and months of employment include all hours of employment with Komag even if such hours were completed before September 5, 2007;
     (b) Hours of Service for calculating Years of Vesting Service include all hours of employment with Komag even if such hours precede September 5, 2007;
     (c) Each such employee will become a participant on September 5, 2007;
     (d) Compensation will be limited to Compensation paid to an individual while he or she is a Participant.
Default Investment
Section 7.3.4 of the Plan is hereby amended and restated to provide as follows:
In the event a Participant (whether or not subject to the automatic salary reduction contribution provisions of Section 2.33) fails to make an investment designation in accordance with this Article 7, contributions by and on behalf of such Participant shall be invested in a mixed retirement fund portfolio with a target date closest to the year the Participant will become sixty-five years of age.
IN WITNESS WHEREOF, and as evidence of its adoption of this Amendment to the Plan, Western Digital Corporation has caused this Amendment to be executed by its duly authorized officer.

Western Digital Corporation

By:	/s/ Raymond M. Bukaty

Print Name:	Raymond M. Bukaty

Title:	Senior Vice President, Administration, General Counsel and Secretary